Exhibit 4.1

NORD ANGLIA EDUCATION, INC.
2014 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Nord Anglia Education, Inc. 2014 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Nord Anglia Education, Inc., a Cayman Islands exempted company (the “Company”), by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1                               “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2                               “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3                               “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4                               “Automatic Exercise Date” shall mean, with respect to an Option or a Share Appreciation Right, the last business day of the applicable Option Term or Share Appreciation Right Term that was initially established by the Administrator for such Option or Share

Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Share Appreciation Right if the Option or Share Appreciation Right initially had a ten-year Option Term or Share Appreciation Right Term, as applicable).

2.5                               “Award” shall mean an Option, an award of Restricted Shares, a Restricted Share Unit award, a Performance Award, a Dividend Equivalent award, an award of Deferred Shares, a Deferred Share Unit award, a Share Payment award or a Share Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6                               “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7                               “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8                               “Board” shall mean the Board of Directors of the Company.

2.9                               “Change in Control” shall mean:

(a)                                 (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or the Permitted Holders, is or becomes the “beneficial owner,” directly or indirectly, of more than 35% of the voting power of the Company’s outstanding Shares and (ii) the Permitted Holders do not beneficially own a larger percentage of such Shares than such person or group (for the purposes of this clause (ii), such other person or group will be deemed to beneficially own all Shares of a specified entity directly held by a parent entity, if such other person or group becomes the “beneficial owner” (as defined in clause (a) of this definition), directly or indirectly, of more than 35% of the Shares of such parent entity and the Permitted Holders do not beneficially own more than 35% of the Shares of such entity);

(b)                                 the merger or consolidation of the Company with or into another Person, the merger of another Person with or into the Company or the sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, in any case other than (i) a transaction in which the survivor or transferee is a Permitted Holder or a Person that is controlled by a Permitted Holder or (ii) a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Shares of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Shares of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or

(c)                                  during any consecutive two-year period, individuals who at the beginning of such period constituted the Company’s Board (together with any new members whose election to such Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Company’s Board then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s Board then in office.

Notwithstanding the foregoing, to the extent necessary not to incur tax or interest pursuant to Section 409A of the Code, no Change in Control shall be deemed to occur, unless it constitutes the “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation,” with respect to the Company, under the Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time.

2.10                        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11                        “Committee” shall mean the Remuneration Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 13.1.

2.12                        “Company” shall have the meaning set forth in Article 1.

2.13                        “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14                        “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15                        “Deferred Shares” shall mean a right to receive Shares awarded under Section 10.4.

2.16                        “Deferred Share Units” shall mean a right to receive Shares awarded under Section 10.5.

2.17                        “Director” shall mean a member of the Board, as constituted from time to time.

2.18                        “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.19                        “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20                        “Effective Date” shall mean the day prior to the Public Trading Date.

2.21                        “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.22                        “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.23                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24                        “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)                                 If the Shares are listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, the Fair Market Value of a Share shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)                                 If the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)                                  If the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.25                        “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26                        “Holder” shall mean a person who has been granted an Award.

2.27                        “Incentive Share Option” shall mean an Option that is intended to qualify as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.28                        “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29                        “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.30                        “Non-Qualified Share Option” shall mean an Option that is not an Incentive Share Option.

2.31                        “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Share Option or an Incentive Share Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Share Options.

2.32                        “Option Term” shall have the meaning set forth in Section 6.4.

2.33                        “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34                        “Performance Award” shall mean a cash bonus award, Share bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1 (including, without limitation, a Performance Share Unit).

2.35                        “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36                        “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)                                 The Performance Criteria that shall be used to establish Performance Goals are limited to the following:  (i) net or adjusted earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating income (either before or after taxes) (vii) operating earnings or profit; (viii) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (ix) cash flow (including, but not limited to, operating cash flow and free cash flow); (x) return on assets or net assets; (xi) return on capital; (xii) return on shareholders’ equity; (xiii) total shareholder return; (xiv) return on sales; (xv) gross or net profit or operating margin; (xvi) costs or reduction in costs; (xvii) funds from operations; (xviii) expenses; (xix) working capital; (xx) earnings or loss per Share; (xxi) adjusted earnings per Share; (xxii) price per Share; (xxiii) appreciation in and/or maintenance of the price of the Company’s Shares or any other publicly-traded securities; (xiv) economic value-added models or equivalent metrics; (xxv) comparisons with various stock market indices; (xxvi)

regulatory achievements and compliance; (xxvii) implementation or completion of critical projects; (xxviii) market share; (xxix) customer satisfaction; (xxx) customer growth; (xxxi) employee satisfaction; (xxxii) recruiting and maintaining personnel; (xxxiii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); (xxxiv) supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); (xxxv) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (xxxvi) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxxvii) cost of capital or assets under management; (xxxviii) financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); (xxxix) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and (xl) economic value, any of which may be (A) measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices and (B) calculated in accordance with Applicable Accounting Standards or other principles, standards or methodology as determined by the Administrator.

(b)                                 The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following:  (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.37                        “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such

Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.  The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards or other principles, standards or methodology as determined by the Administrator, subject to any limitations of Section 162(m) of the Code (to the extent applicable).

2.38                        “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.39                        “Performance Share Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including cash value of Shares.

2.40                        “Permitted Holder” shall mean (i) Baring Private Equity Asia III Holding (5) Limited, Baring Private Equity Asia IV Holding (7) Limited, Premier Education Co-Investment Limited and Premier Education Co-Investment II Limited, (ii) any affiliate or Related Person of any Person named in clause (i) of this definition and/or (iii) any successor to any Person described in clause (i) or (ii) of this definition.

2.41                        “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.42                        “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

2.43                        “Plan” shall have the meaning set forth in Article 1.

2.44                        “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45                        “Public Trading Date” shall mean the first date upon which Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.46                        “Restricted Share” shall mean a Share awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47                        “Restricted Share Units” shall mean the right to receive Shares awarded under Article 9.

2.48                        “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49                        “Shares” shall mean shares of the Company’s ordinary shares of nominal or par value US $0.01 each having the rights, and being subject to the limitations, set forth in the Company’s Memorandum and Articles of Association.

2.50                        “Share Appreciation Right” shall mean a share appreciation right granted under Article 11.

2.51                        “Share Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.52                        “Share Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.53                        “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54                        “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

2.55                        “Termination of Service” shall mean:

(a)                                 As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)                                 As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)                                  As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Share Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1                               Number of Shares.

(a)                                 Subject to Sections 3.1(b) and 14.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 9,800,000.

(b)                                 If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Share Appreciation Right that are not issued in connection with the settlement of the Share Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

(c)                                  Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2                               Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

3.3                               Limitation on Number of Shares Subject to Awards.

(a)                                 Notwithstanding any provision in the Plan to the contrary, but subject to Sections 3.3(b) and 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,200,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be US $10,000,000.

(b)                                 Notwithstanding Section 3.3(a): (i) the limitations set forth in this Section 3.3 shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (A) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with Section 3.1); (B) the issuance of all of the Shares reserved for issuance under the Plan; (C) the expiration of the Plan; (D) the first meeting of shareholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (E) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit; and (ii) the limitations set forth in this Section 3.3 shall not apply to the extent that the deduction limit set forth in Section 162(m) of the Code does not apply to the Company (because it is a foreign private issuer or otherwise).

ARTICLE 4.

GRANTING OF AWARDS

4.1                               Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee

Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2                               Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3                               Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, to the extent applicable, the Plan, and any Award granted or awarded to any individual who is then subject to or becomes subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4                               At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5                               Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6                               Non-Employee Director Awards. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.  Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, in no event may a Non-Employee Director be granted Awards pursuant to the Plan with an aggregate value (with such value determined as of the date of grant under Applicable Accounting Standards) in excess of US $5,000,000 during any fiscal year of the Company.

4.7                               Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1                               Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2                               Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3                               Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Shares the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Share Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4                               Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5                               Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6                               Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1                               Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2                               Qualification of Incentive Share Options. No Incentive Share Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Share Option unless such Incentive Share Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Share Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of the Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds US $100,000, the Options shall be treated as Non-Qualified Share Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of the Shares shall be determined as of the time the respective options were granted.

6.3                               Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, and, except as otherwise determined by the Administrator, shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Share Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Share Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4                               Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Share Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

6.5                               Option Vesting.

(a)                                 The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any Performance Criteria, or any other criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b)                                 No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

6.6                               Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1                               Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2                               Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, to the extent permitted by Applicable Law, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. Unless otherwise determined by the Administrator, this Section 7.2 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7.2.

7.3                               Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)                                 A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)                                 Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)                                  In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)                                 Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

7.4                               Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Share Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED SHARES

8.1                               Award of Restricted Shares.

(a)                                 The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the

Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

(b)                                 The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Shares.

8.2                               Rights as Shareholders. Subject to Section 8.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3.

8.3                               Restrictions. All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Shares is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

8.4                               Repurchase or Forfeiture of Restricted Shares. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Shares, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Shares, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Shares or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5                               Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries in respect of Restricted Shares shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. The Company, in its sole discretion, may (a) retain physical possession of any certificate evidencing Restricted Shares until the restrictions thereon shall have lapsed and/or (b) require that the certificates (if any) issued in respect of Restricted Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a duly-executed but undated share transfer form endorsed in blank, together with the grant of authority in a form acceptable to the Administrator to deal with such Restricted Shares, relating to such Restricted Shares.

8.6                               Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED SHARE UNITS

9.1                               Grant of Restricted Share Units. The Administrator is authorized to grant Awards of Restricted Share Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2                               Term. Except as otherwise provided herein, the term of a Restricted Share Unit award shall be set by the Administrator in its sole discretion.

9.3                               Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Share Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4                               Vesting of Restricted Share Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5                               Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Share Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Share Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Shares as determined by the Administrator.

9.6                               Payment upon Termination of Service. An Award of Restricted Share Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Share Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7                               No Rights as a Shareholder. Unless otherwise determined by the Administrator, a Holder of Restricted Share Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Share Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, SHARE PAYMENTS, DEFERRED SHARES, DEFERRED SHARE UNITS

10.1                        Performance Awards.

(a)                                 The Administrator is authorized to grant Performance Awards, including Awards of Performance Share Units, to any Eligible Individual, including, without limitation, Restricted Shares the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Share Units that vest and become payable upon the attainment of specified Performance Goals, Share bonus awards that become payable upon the attainment of  specified Performance Goals and other Performance Awards that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.  The value of Performance Awards, including Performance Share Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator.  Performance Awards, including Performance Share Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)                                 Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2                        Dividend Equivalents.  Dividend Equivalents may be granted by the Administrator based on dividends declared on the Shares, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.

10.3                        Share Payments. The Administrator is authorized to make Share Payments to any Eligible Individual. The number or value of Shares of any Share Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Share Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Share Payment shall have no rights as a Company shareholder with respect to such Share Payment until such time as the Share Payment has vested and the Shares underlying the Award have been issued to the Holder. Share Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4                        Deferred Shares. The Administrator is authorized to grant Deferred Shares to any Eligible Individual. The number of Deferred Shares shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Share award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5                        Deferred Share Units. The Administrator is authorized to grant Deferred Share Units to any Eligible Individual. The number of Deferred Share Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Share Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Share Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Share Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Share Units shall have no rights as a Company shareholder with respect to such Deferred Share Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6                        Term. The term of a Performance Award, Dividend Equivalent award, Share Payment award, Deferred Share award and/or Deferred Share Unit award shall be established by the Administrator in its sole discretion.

10.7                        Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Share Payment award, Deferred Shares or Shares distributed pursuant to a Deferred Share Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

10.8                        Termination of Service. A Performance Award, Share Payment award, Dividend Equivalent award, Deferred Shares award and/or Deferred Share Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award, Share Payment award, Deferred Shares award and/or Deferred Share Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF SHARE APPRECIATION RIGHTS

11.1                        Grant of Share Appreciation Rights.

(a)                                 The Administrator is authorized to grant Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b)                                 A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Share Appreciation Right from the Fair Market Value on the date of exercise of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Share Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Share Appreciation Right is granted.

(c)                                  Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Share Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Share Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2                        Share Appreciation Right Vesting.

(a)                                 The period during which the right to exercise, in whole or in part, a Share Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Share Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Share Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Share Appreciation Right vests.

(b)                                 No portion of a Share Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of a Share Appreciation Right, or by action of the Administrator following the grant of the Share Appreciation Right.

11.3                        Manner of Exercise. All or a portion of an exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)                                 A written or electronic notice complying with the applicable rules established by the Administrator stating that the Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b)                                 Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)                                  In the event that the Share Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)                                 Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Share Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

11.4                        Share Appreciation Right Term. The term of each Share Appreciation Right (the “Share Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Share Appreciation Right Term shall not be more than ten (10) years from the date the Share Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Share Appreciation Rights, which time period may not extend beyond the last day of the Share Appreciation Right Term applicable to such Share Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Share Appreciation Right Term of any outstanding Share Appreciation Right, and may extend the time period during which vested Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Share Appreciation Right relating to such a Termination of Service.

11.5                        Payment. Payment of the amounts payable with respect to Share Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

11.6                        Expiration of Share Appreciation Right Term: Automatic Exercise of In-The-Money Share Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Share Appreciation Right Holder in writing to the Company, each Share Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Share Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For the avoidance of doubt, no Share Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 11.6.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1                        Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2                        Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.

12.3                        Transferability of Awards.

(a)                                 Except as otherwise provided in Section 12.3(b) and 12.3(c):

(i)                                     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)                                  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and

(iii)                               During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)                                 Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Share Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c)                                  Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4                        Conditions to Issuance of Shares.

(a)                                 Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)                                 Any share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c)                                  The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)                                 No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)                                  Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5                        Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)                                 (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b)                                 All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6                        Option Repricing. The Administrator (a) may, without shareholder consent, (i) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its price per share or (ii) cancel any Option or Share Appreciation Right in exchange for cash or another Award when the Option or Share Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares; and (b) shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.  The Administrator may take any action permitted by this Section 12.6 in connection with a transaction described in Section 14.2 or at any other time determined by the Administrator, subject only to any limitations specifically provided by Applicable Laws.  For the avoidance of doubt, this Section 12.6 explicitly permits repricings within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual as in effect on the Effective Date.

ARTICLE 13.

ADMINISTRATION

13.1                        Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). Additionally, to the extent the Board deems necessary to comply with Applicable Law (including, without limitation, Rule 16b-3 of the Exchange Act or any successor rule and Section 162(m) of the Code), each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment.

Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2                        Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.5 or Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case to the extent applicable, are required to be determined in the sole discretion of the Committee.

13.3                        Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4                        Authority of Administrator. Subject to the Company’s Memorandum and Articles of Association, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)                                 Designate Eligible Individuals to receive Awards;

(b)                                 Determine the type or types of Awards to be granted to each Eligible Individual;

(c)                                  Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)                                 Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)                                  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                                   Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)                                  Decide all other matters that must be determined in connection with an Award;

(h)                                 Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)                                     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)                                    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)                                 Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5                        Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

13.6                        Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1                        Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan. Except as provided in Section 12.5 and Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2                        Changes in Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares in the Company’s capital stock or the price of the Company’s shares, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)                                 In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the

Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)                                     To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)                                  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)                               To make adjustments in the number and type of shares in the Company’s capital (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)                              To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)                                 To provide that the Award cannot vest, be exercised or become payable after such event.

(c)                                  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(d)                                 In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(e)                                  For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Shares in the Change in Control.

(f)                                   The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)                                  With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)                                 The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)                                     No action shall be taken under this Section 14.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(j)                                    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the share price of the Shares, for reasons of administrative convenience, the Company in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3                        Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the shareholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4                        No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5                        Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6                        Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7                        Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.8                        Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9                        Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under Cayman law without regard to conflicts of laws thereof or of any other jurisdiction.

14.10                 Section 409A and Section 457A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A or Section 457A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A or Section 457A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A and Section 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A or Section 457A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Sections.

14.11                 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12                 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.13                 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Memorandum and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14                 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15                 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

APPENDIX A

NORD ANGLIA EDUCATION, INC.
2014 EQUITY INCENTIVE AWARD PLAN

SUB-PLAN FOR UK PARTICIPANTS

ARTICLE 1.

PURPOSE

Pursuant to the powers granted by the Committee in Article 4.5 (d) of the Nord Anglia Education, Inc. 2014 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) the Committee has adopted this UK Sub-Plan (the “Sub-Plan”). The purpose of the Sub-Plan is to promote the success and enhance the value of Nord Anglia Education, Inc., a Cayman Islands exempted company (the “Company”), by linking the individual interests of Employees, to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

The Sub-Plan forms the rules of the employee share scheme applicable to the United Kingdom based Employees of the Company and any Subsidiaries.  All awards granted to Employees of the Company or any Subsidiaries who are based in the United Kingdom will be granted on similar terms.  Other service providers who are not Employees (such as Consultants and Non-Employee Directors) are not eligible to receive Awards pursuant to this Sub-Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Sub-Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms used in the Sub-Plan which are not defined herein shall have the meaning given in the Plan, and where the context requires any references to the “Plan” in those definitions shall be a reference to the Sub-Plan.   The singular pronoun shall include the plural where the context so indicates.

2.1                               “Eligible Individual” shall mean any person who is an Employee as determined by the Committee.

2.2                               “Employee” shall mean any employee of the Company or of any Subsidiary.

2.3                               “Option” shall have the meaning given under the Plan save that any Option granted under this Sub-Plan shall be a Non-Qualified Share Option.

2.4                               “Termination of Service” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason,

including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE SUB-PLAN

3.1                               Number of Shares.

(a)                                 The aggregate number of Shares which may be issued or transferred pursuant to Awards under the Sub-Plan, when taken together with the number of Shares which may be issued or transferred pursuant to Awards under the Plan or any other sub-plan shall not exceed the limit specified by Article 3 of the Plan, as amended from time to time.

(b)                                 The provisions of Article 3.1 (b), 3.1 (c), 3.2 and 3.3 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

ARTICLE 4.

GRANTING OF AWARDS

4.1                               Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Sub-Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2                               Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

4.3                               Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Sub-Plan, to the extent applicable, the Sub-Plan, and any Award granted or awarded to any individual who is then subject to or becomes subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, the Sub-Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4                               Voluntary Participation. Nothing in the Sub-Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Sub-Plan shall be voluntary and nothing in the Sub-Plan shall be construed as mandating that any Eligible Individual shall participate in the Sub-Plan.   The Sub-Plan does not afford the Holder any rights to compensation or damages including for any loss or potential loss that the Holder may suffer by reason of being unable to exercise any Option or forfeiting any Award or Shares as a result of the termination of the Sub-Plan or the Holder’s Termination of Service including where any Termination of Service is subsequently held to be wrongful or unfair.

4.5                               Stand-Alone and Tandem Awards. Awards granted pursuant to the Sub-Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan or the Sub-Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.
[INTENTIONALLY LEFT BLANK]

ARTICLE 6.

GRANTING OF OPTIONS

6.1                               Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Sub-Plan.  Any Option granted under this Sub-Plan shall be a Non-Qualified Share Option

6.2                               Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, and, except as otherwise determined by the Administrator, shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

6.3                               The provisions of Articles 6.3 to 6.6 (inclusive) of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1                               The provisions of Article 7 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

ARTICLE 8.

AWARD OF RESTRICTED SHARES

8.1                               The provisions of Article 8 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan save that Article 8.6 shall read as follows:

Section 431 Election.  A Holder may be required by the Company to join with his/her employer in electing, pursuant to  Section  431 of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Restricted Shares acquired will be calculated as if the Restricted Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.  If a Holder makes an election under Section 431 ITEPA, the Holder shall be required to deliver a copy of such election to the Company promptly after making the election.

ARTICLE 9.

AWARD OF RESTRICTED SHARE UNITS

9.1                               The provisions of Article 9 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan save that Article 9.6 shall read as follows:

Payment upon Termination of Service. An Award of Restricted Share Units shall only be payable while the Holder is an Employee; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Share Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, SHARE PAYMENTS, DEFERRED SHARES, DEFERRED SHARE UNITS

10.1                        The provisions of Article 10 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan save that Article 10.8 shall read as follows:

Termination of Service. A Performance Award, Share Payment award, Dividend Equivalent award, Deferred Shares award and/or Deferred Share Unit award is distributable only while the Holder is an Employee. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award,

Share Payment award, Deferred Shares award and/or Deferred Share Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF SHARE APPRECIATION RIGHTS

11.1                        The provisions of Article 11 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1                        The provisions of Article 12 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan save that Article 12.2 shall read as follows:

12.2                        Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax, employee and employer’s National Insurance Contributions or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan (a “Tax Liability”). The Holder will indemnify and keep indemnified the Company and each Subsidiary (including his or her employer) from and against any Tax Indemnity. The Administrator, in its sole discretion and in satisfaction of any Tax Liability, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.

ARTICLE 13.

ADMINISTRATION

13.1                        The provisions of Article 13 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1                        The provisions of Article 14 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

* * * * *

APPENDIX B

NORD ANGLIA EDUCATION, INC.
2014 EQUITY INCENTIVE AWARD PLAN

UK COMPANY SHARE OPTION PLAN (CSOP) SUB-PLAN

Pursuant to the powers granted to the Committee in Article 4.5 of the Nord Anglia Education, Inc. 2014 Equity Incentive Award Plan (as it may be amended or restated from time to time) (the “Plan”) the Committee has adopted this UK Company Share Option Plan (CSOP) Sub Plan (the “Scheme”).

The Scheme has been adopted to govern any Options granted under the Plan for the benefit of the Eligible Employees (as defined in this Scheme).

The rules set out in the Scheme do not provide for any rights that are more beneficial than the rights that may be granted under the Plan; and are more restrictive than the rules set out in the Plan, in order for Options granted to Eligible Employees to comply with the requirements of Schedule 4 (as defined in Clause 1).

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Scheme unless the context otherwise requires:

“Award Agreement”

means any written agreement, contract, or other instrument or document evidencing an award (including through an electronic medium) which shall contain such terms and conditions with respect to an Option as the Committee shall determine, consistent with the Scheme.

“Board”	means the Board of Directors of the Company from time to time or a duly authorised committee of the Board.

“Change in Control”

means

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or the Permitted Holders (as that term is defined in the Plan), is or becomes the “beneficial owner,” directly or indirectly, of more than 35% of the voting power of the Company’s outstanding Shares and (ii) the Permitted Holders do not beneficially own a larger percentage of such Shares than such person or group

(for the purposes of this clause (ii), such other person or group will be deemed to beneficially own all Shares of a specified entity directly held by a parent entity, if such other person or group becomes the “beneficial owner” (as defined in clause (a) of this definition), directly or indirectly, of more than 35% of the Shares of such parent entity and the Permitted Holders do not beneficially own more than 35% of the Shares of such entity);

(b)                                 the merger or consolidation of the Company with or into another Person, the merger of another Person (as defined in the Plan) with or into the Company or the sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, in any case other than (i) a transaction in which the survivor or transferee is a Permitted Holder or a Person that is controlled by a Permitted Holder or (ii) a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Shares of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Shares of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or

(c)                                  during any consecutive two-year period, individuals who at the beginning of such period constituted the Company’s Board (together with any new members whose election to such Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Company’s Board then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s Board then in office.

Notwithstanding the foregoing, to the extent necessary not to incur tax or interest pursuant to Section 409A of the Code, no Change in Control shall be deemed to occur, unless it constitutes the “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation,” with respect to the Company, under the Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time.

“Code”	means the US Internal Revenue Code of 1986, as amended.

“Committee”	shall mean the Remuneration Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 13.1 of the Plan.

“Company”	means Nord Anglia Education, Inc., a Cayman Islands exempted company.

“Control”	has the meaning given in section 995(2) of the Income Tax Act 2007 unless otherwise specified.

“Date of Grant”	means the date of the grant of an Option.

“Director”	means a member of the Board from time to time.

“Eligible Employee”

means:

(a)                                 a director of the Company or a Subsidiary of the Company who is required to work for not less than 25 hours per week (excluding meal breaks); or

(b)                                 any other employee of the Company or a Subsidiary of the Company,

in either case, who does not have a Material Interest and is not otherwise excluded by paragraph 8 of part 3 of Schedule 4 from being eligible to receive options under a scheme approved by HM Revenue & Customs under

Schedule 4.

“Employer”	means the company that employs the Eligible Employee.

“Exchange Act”	means the US Securities Exchange Act of 1934, as amended.

“Exercise Price”	means the price per Share payable on exercise of the Option (whether in whole or a part) determined in accordance with Clause 2.3.

“Good Leaver”

means a Participant who has ceased to be an employee or Director (unless he remains an employee) of the Company or a Subsidiary of the Company by reason of:

(a)                                 injury or disability (evidenced to the reasonable satisfaction of the Committee);

(b)                                 redundancy (within the meaning of the Employment Rights Act 1996);

(c)                                  retirement;

(d)                                 a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment ) Regulations 2006; or

(e)                                  his employer ceasing to be a Subsidiary of the Company.

“Grantor”	means in relation to an Option, the Company or such other person (including Trustees) that has granted that Option.

“Group”	means the Company and its Subsidiaries from time to time.

“Key Features”	means those features of the Scheme that are necessary for it to comply with, and be approved by HM Revenue & Customs under, the terms of Schedule 4.

“ITEPA”	means the Income Tax (Earnings and Pensions Act) 2003.

“Market Value”

means in relation to a Share on a given day:

(a)                                 if Shares are listed on the London Stock Exchange or the New York Stock Exchange or any other Securities Market (but excluding the Alternative Investment Market of the London Stock Exchange plc), the middle market quotation on the appropriate officially recognized daily list of a Share for that day; or

(b)                                 if Shares are not listed on the London Stock Exchange or the New York Stock Exchange or any other Securities Market (but excluding the Alternative Investment Market of the London Stock Exchange plc), the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with HM Revenue & Customs Shares & Assets Valuation Division on or before that date.

“Material Interest”	has the meaning given in paragraph 9 of Schedule 4.

“New Option”	has the meaning given in Clause 5.1.

“Non-UK Company Reorganisation”

means an arrangement applicable to or affecting:

(a)                                 all the Shares of the Company or all of the Shares of the same class as the shares to which the Option relates; or

(b)                                 all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a scheme that complies with Schedule 4 becomes binding on the shareholders covered by it.

“Old Option”	has the meaning given in Clause 5.1.

“Option”	means the right to acquire or subscribe for Shares pursuant to this Scheme.

“Option Limit”	means the maximum number of Shares that may be acquired under an Option, as determined in accordance with Clause 3.

“Participant”	means a person who has been granted an Option or, if the person has died and where the context requires, his personal representatives.

“Performance Criteria”	means any objective criteria reasonably considered by the Committee to be a fair measure of the performance of a Participant for the financial year in which an Option is granted to such Participant.

“Relevant Event”

means (a) where any person obtains Control of the Company or becomes bound or entitled to acquire shares in the Company in the circumstances set out in Clause 5.1; and (b) a Non-UK Company Reorganisation.

“Relevant Event Closing Date”	means the date on which the Relevant Event will occur.

“Schedule 4”	means schedule 4 to ITEPA.

“Securities Act”	means the US Securities Act of 1933, as amended.

“Securities Market”

means a recognised investment exchange as defined by section 285 of the Financial Services and Markets Act 2000 (including, without limitation, the Official List of the London Stock Exchange plc, the New York Stock Exchange and NASDAQ) together with the Alternative Investment Market of the London Stock Exchange plc.

“Share”

means a share of the Company’s ordinary shares of nominal or par value US $0.01 each having the rights, and being subject to the limitations, set forth in the Company’s Memorandum and Articles of Association which both at the Date of Grant and on the date of exercise of the Option, satisfies the conditions for being an “eligible share” in terms of part 4 of Schedule 4.

“Subsidiary”

means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Tax Liability”	means all and any liability for any income tax or employer’s and employee’s National Insurance contributions in respect of the exercise of the Option.

“Termination Date”	means the date on which the Participant ceases to be an employee or Director (if not also an employee) of the Company or a Subsidiary of the Company (including upon the death of the Participant).

1.2                              Interpretation and Construction

Save to the extent that the context or the express provisions of this Scheme require otherwise, in this Scheme:

(a)                               any reference to a Clause is to the relevant clause of this Scheme unless otherwise specified;

(b)                               any reference to any legislation shall include any consolidation, modification, extension, amendment or re-enactment of that legislation and to any subordinate legislation made under it, for the time being in force;

(c)                                any references to a “person” includes any individual, firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing;

(d)                               words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(e)                                general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and “including”, “include” and “in particular” shall be construed without limitation;

(f)                                 the words “other” and “otherwise” shall not be construed eiusdem generis with any foregoing words where a wider construction is possible;

(g)                                where this Scheme provides that the Committee has discretion, the Committee will only be able to exercise that discretion if (i) there is a clearly stated right without the application of the discretion that the application of discretion can only improve that existing right; and (ii) the discretion will be applied on a fair and reasonable basis; and

(h)                               with respect to Options granted otherwise than by the Company, references to any approval, determination or nomination made, or discretion exercised, by the Grantor shall be construed to mean an approval, determination or nomination made, or exercise of discretion, by the Grantor acting upon the recommendation and with the consent of the Board.

1.3                              Headings

The table of contents and the headings in this Scheme are included for convenience only and shall be ignored in construing this Scheme.

2.                                     GRANT OF OPTIONS

2.1                              Grant

(a)                               The Committee may, in its absolute discretion, from time to time grant Options or request a trustee to grant Options to Eligible Employees.

(b)                               No Option shall be granted without the prior recommendation or approval of the Committee and no person is entitled as of right to participate in this Scheme.

(c)                                The Committee may adopt any procedure for granting or procuring the grant of Options.

(d)                               The Committee shall, at its discretion, determine the terms of the Option (and may attach restrictions or conditions to the Option) and, subject to the Option Limit, the number of Shares in respect of which the Option is granted.

(e)                                Only Eligible Employees can be granted an Option.

2.2                              Option Vesting

(a)                               The period over which the right to exercise an Option vests shall be determined by the Committee and set out in the Award Agreement.  The Committee may determine that the Option may not be exercised in whole or part for a specified period after it is granted or until certain Performance Criteria are met.

(b)                               The Committee may at its discretion at any time and to any extent accelerate the vesting of an Option.

(c)                                Notwithstanding that the right to exercise the Option may have partly or fully vested, the Option cannot be exercised unless the conditions in Clause 4 have been met.

(d)                               No portion of an Option which has not vested on the Termination Date shall thereafter vest and become exercisable, unless the Committee determines otherwise, at its sole discretion.

2.3                              Exercise Price

The Exercise Price shall be set by the Committee, provided that the Exercise Price shall not be less than the Market Value at the Date of Grant (subject to the terms of Clause 11).

2.4                              Award Agreement

Each Option shall be evidenced by an Award Agreement.  The Award Agreement shall contain such terms and conditions as may be necessary to meet the requirements set out in Schedule 4.  No Option will be granted unless and until the Eligible Employee enters into the Award Agreement.  The Award Agreement will be in a form determined by the Committee and will specify:

(a)                               the Date of Grant;

(b)                               the Exercise Price;

(c)                                the number of Shares in respect of which the Option is granted;

(d)                               whether or not the Shares are subject to any restrictions and if so, details of those restrictions;

(e)                                the times at which the Option may be exercised;

(f)                                 how the Option is to be exercised;

(g)                                any Performance Criteria and/or other conditions that must be satisfied before the Option can be exercised; and

(h)                               the circumstances under which the Option will be lapsed or cancelled.

2.5                              Cost of Grant

In consideration of the granting of an Option, the Participant shall agree, in the Award Agreement to pay to the Company the sum of £1.

2.6                              Performance Criteria

(a)                               If the exercise of an Option is conditional upon the satisfaction of Performance Criteria, the Performance Criteria will be set out in the Award Agreement:

(b)                               After an Option has been granted, the Committee may only amend the Performance Criteria if the amendment:

(i)	is required as a result of an event or events happening and is fair and reasonable;

(ii)	will result in Performance Criteria that afford a more effective incentive to the Participant and are no more difficult to satisfy than before the amendment; and

(iii)	complies with the terms of Clause 12.3.

3.                                     OPTION LIMIT

3.1                              Number of Shares

The number of Shares in respect of which an Option is granted to an Eligible Employee shall be limited, and the Option shall take effect, so that the aggregate Market Value of Shares which may be acquired upon the exercise of that Option, when added to:

(a)                               the aggregate Market Value of Shares in respect of which Options have previously been granted (and have not then been exercised nor ceased to be exercisable); and

(b)                               the aggregate market value of shares in respect of which rights to acquire such Shares have been obtained by the Eligible Employee under any other share option plan approved in terms of ITEPA (not being a savings-related share option plan) which has been established by the Company or by any Subsidiary (and have not then been exercised nor ceased to be exercisable), shall not exceed, or further exceed £30,000, or such other limit as may be prescribed from time to time.

3.2                              Relevant Date

For the purposes of Clause 3.1:

(a)                               the Market Value of Shares shall be calculated as at the time the Option (or any other rights to acquire Shares referred to in Clause 3.1(b)), were granted, or such earlier time as may have been agreed in writing with the board of HM Revenue & Customs; and

(b)                               the £30,000 limit referred to in Clause 3.1 will be converted into US dollars at the exchange rate prevailing on the Date of Grant of the new Option being granted.

3.3                              Aggregate Limit

The aggregate number of Shares that may be issued upon exercise of any award granted under the Plan, including any sub plan to the Plan, shall not exceed the limit specified by Article 3 of the Plan, as amended from time to time.

4.                                     EXERCISE OF OPTIONS

4.1                              Restrictions on Exercise

The Option may not be exercised to any extent at any time when:

(a)                               the Participant is precluded by paragraph 9 of Schedule 4 from participating in the Scheme because he has at that time or has had in the previous period of 12 months a Material Interest; or

(b)                               Unless the Committee determines otherwise in its sole discretion the Shares in respect of which the Option has been granted are no longer “eligible shares” in terms of part 4 of Schedule 4.

4.2                              General Rules

Subject to the other terms of Clause 4 and the Award Agreement, any Option which has not lapsed may be exercised to the extent vested after the occurrence of the earliest of the following events:

(a)                               the third anniversary of the Date of Grant;

(b)                               the death of the Participant;

(c)                                the Participant becoming a Good Leaver; or

(d)                               at the discretion of the Committee, the occurrence of a Relevant Event.

4.3                              Partial Exercise

If exercisable the Option may be exercised in whole or in part.  The Option shall not be exercisable with respect to fractional Shares and the Grantor may specify, in the Award Agreement, that a partial exercise be with respect to a minimum number of Shares.

4.4                              Conditional Exercise

(a)                               If the Committee believes that a Relevant Event is likely to occur, the Committee may in it its discretion determine that an Option which is not at that time exercisable, can be exercised within the period of 20 days prior to and conditional upon the occurrence of the Relevant Event.

(b)                               If the Committee in it its discretion determines that an Option can be exercised pursuant to Clause 4.4(a), the Committee will give to each Participant written notice setting out:-

(i)	that a Relevant Event is likely to occur;

(ii)	the anticipated Relevant Event Closing Date; and

(iii)	that the Participant may exercise his Option in accordance with the terms of Clause 4.4(a) and Clause 4.4(c).

(c)                                Any Option exercised prior to a Relevant Event in accordance with Clause 4.4(a) will be deemed not to have been exercised if the anticipated Relevant Event does not occur within 3 months beginning on the anticipated Relevant Event Closing Date as notified to the Participant.

4.5                              Exercise after Relevant Event

If a Relevant Event has occurred or will occur and as a result the Shares under an Option will no longer satisfy the conditions for being an “eligible share” in terms of part 4 of Schedule 4, the Committee may in it its discretion give written notice to each Participant confirming that an Option which is not at that time exercisable, can be exercised within the period of 20 days following the Relevant Event Closing Date.

4.6                              Manner of Exercise

An Option shall be exercised by delivering all of the following to the Company:

(a)                               a written notice complying with the applicable rules established by the Committee from time to time stating the number of Shares in respect of which the Option is exercised.  The notice shall be signed by the Participant or other person then entitled to exercise the Option (pursuant to Clause 7.1);

(b)                               in the event that the Option shall be exercised pursuant to Clause 7.1 by any person other than the Participant, appropriate proof of the right of that person to exercise the Option;

(c)                                full cash payment of the Exercise Price for all Shares in respect of which the Option is exercised unless the Committee allows the use of a cashless exercise facility and pursuant to which the Participant has delivered a notice to the Committee (in a form agreed by HM Revenue & Customs) that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price, provided that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)                               full payment in cash, or deduction from other compensation payable to the Participant, of any sums required in respect of any Tax Liability; and

(e)                                an election in the terms described in Clause 10.3.

5.                                     EXCHANGE OF OPTIONS ON A COMPANY REORGANISATION

5.1                              Change of Control

If any company (the “Acquiring Company”):-

(a)                               obtains Control of the Company as a result of making a general offer to:

(i)	acquire the whole of the issued shares of the Company which is made on a condition that, if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	acquire all the shares in the Company which are of the same class as the shares under the Option; or

(b)                               obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under section 899 of the Companies Act 2006, or sanctioned under any other similar law of another jurisdiction which HM Revenue & Customs accepts is the same in intent and purpose; or

(c)                                obtains Control of the Company as a result of a Non-UK Company Reorganisation; or

(d)                               becomes bound or entitled under sections 979 to 982 or 983 to 985 of the Companies Act 2006 (or similar law of another jurisdiction which HM Revenue & Customs accepts is the same in intent and purpose) to acquire shares in the Company of the same class as the Shares;

a Participant may at any time within the Appropriate Period (as defined in Clause 5.4) with the agreement of the Acquiring Company, release his rights under his Option (for the purposes of Clause 5, the “Old Option”) in consideration of the grant to him of new rights (the “New Option”) which are equivalent to his rights under the Old Option but which relate to shares in the Acquiring Company and satisfy the requirements of Clause 5.3.

5.2                              Treatment as a replacement option

If the Participant does release his rights under the Old Option in consideration of the grant to him of the New Option, then:-

(a)                               the New Option shall be treated has having been granted on the date on which the Old Option was granted;

(b)                               with effect from the release of the rights under the Old Option, references in this Scheme or other related documentation (including the Award Agreement) to the “Company” and “Shares” shall be construed respectively as if they were references to the “Acquiring Company” and to the applicable shares in the Acquiring Company; and

(c)                                other than the New Options, no further options shall be granted under this Scheme.

5.3                              Conditions to be met by New Options

The New Option must satisfy the following conditions:

(a)                               it is over shares in the Acquiring Company or some other company falling within the definition of paragraph 27(2) of Schedule 4;

(b)                               the shares over which the New Option is granted satisfy the conditions for being “eligible shares” in terms of part 4 of Schedule 4;

(c)                                it is exercisable in the same manner as the Old Option and subject to the provisions of the Scheme as the Scheme had effect immediately before the release of the Old Option;

(d)                               the total market value of the Shares subject to the Old Option immediately before the release of the Old Option must be substantially the same as the total market value, immediately after the grant of the New Option, of the shares subject to the New Option (and for the purposes of this clause, “market value” will be calculated using a valuation methodology agreed with HM Revenue & Customs); and

(e)                                the total amount payable by the Participant for the acquisition of shares under the New Option must be substantially the same as the total Exercise Price for all the Shares subject to the Old Option.

5.4                              Appropriate Period

(a)                               “Appropriate Period” means:-

(i)	the period of six months beginning with the time when:-

(A) where Control is obtained in the way set out in Clause 5.1(a), the Acquiring Company obtains Control of the Company and any conditions subject to which the offer is made have been met or waived;

(B) where Control is obtained in the way set out in Clause 5.1(b), the Court sanctions a compromise or arrangement;

(C) where Control is obtained in the way set out in Clause 5.1(c), the Non-UK Company Reorganisation becomes binding on the on the shareholders covered by it; or

(ii)	where Clause 5.1(d) applies, within the period during which the Acquiring Company remains bound or entitled as mentioned within that Clause.

5.5                              Non-Mandatory Treatment

(a)                               The treatment of an Option as set out in Clause 5.1 to Clause 5.4 shall not be the mandatory treatment of an Option in the event of a Corporate Transaction.

(b)                               If:

(i)	a Change in Control occurs but the circumstances set out in Clause 5.1(a), (b) or (c) are not met by the Change in Control; or

(ii)	the Acquiring Company does not agree to grant a New Option pursuant to Clause 5.1; or

(iii)	the Committee determines that Clause 5.1 should not apply to the Change in Control; then

Article 14.2 of the Plan will apply to the Option.

5.6                              Lapse of Option

If the Acquiring Company does agree to grant a New Option but the Participant does not agree to release his rights under the Old Option in consideration of the grant to him of the New Option, then the Old Option shall lapse and cease to be exercisable at the end of the period within which the Participant could have accepted the invitation to release his rights under the Old Option in consideration for the grant of the New Option.

6.                                     LAPSE

In addition to the other circumstances when the Option will lapse (including as may be set out in the Award Agreement) the Option shall immediately lapse and cease to be exercisable on the earliest to occur of the following:

(a)                               at the end of the day immediately before the tenth anniversary of the Date of Grant;

(b)                               where the Participant is an employee of the Company or a Subsidiary on death, the first anniversary of the Participant’s death;

(c)                                6 months following the Participant becoming a Good Leaver;

(d)                               unless the Board determines otherwise, the Participant ceasing to be an employee or director (unless he remains an employee) of the Company or a Subsidiary for any reason other than being a Good Leaver or death;

(e)                                on the occurrence of a Relevant Event or Change in Control unless the Committee, in its sole discretion, determines that the Options shall be dealt with in accordance with the terms of the Plan or this Scheme;

(f)                                 if the Committee has allowed the Options to be exercised pursuant to Clause 4.2(d), at the end of the 1 month period starting on the Relevant Event Closing Date;

(g)                                if the Committee has allowed the Options to be exercised pursuant to Clause 4.4(a), on the Relevant Event Closing Date;

(h)                               if the Committee has allowed the Options to be exercised pursuant to Clause 4.5, at the end of the 20th day following the Relevant Event Closing Date; and

(i)                                   on the Participant being adjudicated bankrupt.

7.                                     OPTION NOT ASSIGNABLE OR CHARGEABLE

7.1                              No assignment or transfer

(a)                               Subject to Clause 7.1(b), neither the Option nor any rights under or interest in the Option can be sold, pledged, assigned, or transferred in any manner.  Any purported sale, pledge, assignment or transfer shall cause the Option to lapse immediately.

(b)                               For a period of 12 months after the death of the Participant any exercisable portion of an Option may, subject to the terms of this Scheme, be exercised by the Participant’s personal representatives.

7.2                              No Charge

The Participant cannot make any Option nor the Shares the subject of any charge or security in any way.  Any purported charge shall cause the Option to lapse immediately.

8.                                     CONTRACT OF EMPLOYMENT

8.1                              Relationship with contract of employment

(a)                                 The grant of an Option does not form part of a Participant’s entitlement to remuneration or benefits in terms of his employment with the Company or a Subsidiary.

(b)                                 The terms and conditions of employment of a Participant are not affected or changed in any way by the grant of the Option or the terms of this Scheme.

8.2                              Compensation

This Scheme shall not afford the Participant any rights to compensation or damages including for any loss or potential loss that the Participant may suffer by reason of being unable to exercise the Option as a result of the termination of this Scheme, lapse of the Option or the termination of the Participant’s office or employment with the Company or any Subsidiary, including where the termination is subsequently held to be wrongful or unfair.

9.                                     ALLOTMENT OR TRANSFER OF SHARES AND RESTRICTIONS

9.1                              Rights of Shareholders

The Participant shall not be, nor have any rights or privileges of, a shareholder of the Company in respect of any Shares until the Shares have been allotted, issued or transferred to the Participant.

9.2                              Allotment or Transfer of Shares

The Grantor shall:

(a)                                 Within 30 days from when the Option is exercised issue, allot or procure (as appropriate) the transfer to the Participate of that number of Shares specified in the Exercise Notice; and

(b)                                 as soon as reasonably practicable after the issuance, allotment or transfer of the Shares but subject to stamping of the relevant instruments of transfer, as appropriate, procure:

(i)	the issue to the Participant of a share certificate or other acknowledgement of shareholding; and

(ii)

that, subject to the discretion of the Committee, if permission has been given for shares of the same class as the Shares to be traded or dealt in on a Securities Market, the Shares may also be traded or dealt in on that Securities Market.

9.3                              Shares subject to Company’s constitutional and governing documents

(a)                               The issue, allotment or transfer of any Shares shall be subject to the Memorandum and Articles of Association of the Company in force from time to time and to any necessary consents of any authority under any enactment or regulations from time to time in force.  It shall be the responsibility of the Participant to comply with any requirements to be fulfilled in order to obtain, or obviate the necessity of, such consent.

(b)                               The Shares shall rank equally in all respects with the Company’s shares of the same class in issue on the date of exercise with the exception of any rights attaching to any shares of the Company prior to the date of issue, allotment or transfer of the Shares.

9.4                              Alterations to Company’s constitutional and governing documents etc.

Nothing in this Scheme shall be taken to impose any restriction or limitation on the exercise by the members of the Company of their rights to make alterations to the Memorandum and Articles of Association of the Company or the shares in the capital of the Company.

10.                              TAXATION

10.1                       Liability for Tax

Any Tax Liability will be the responsibility of and borne by the Participant.

10.2                       Tax Indemnity

The Participant will indemnify and keep indemnified the Company, the Grantor (if different), the Employer and any other Subsidiary from and against any Tax Liability.

10.3                       Election

If required by the Board, the Participant shall, prior to and as a condition of exercise of the Option, enter into an election with the Employer (in a form approved by the Committee and HM Revenue & Customs and as provided for in paragraph 3B of schedule 1 to the Social Security Contributions and Benefits Act 1992) under which any liability to employer’s National Insurance contributions arising in respect of the exercise of the Option is transferred to and met by the Participant.

11.                              CHANGES IN ORDINARY SHARES

(a)                               The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorise any Change in Control, or any adjustment, re-capitalisation, re-organisation or other change in the Company’s capital structure or affecting the Shares.

(b)                               Subject to Clause 11(c), in the event that the Committee determines in its sole discretion that any variation in the Shares (for example by way of capitalization or rights issue, sub-division, consolidation or reduction) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available in respect of an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)	the aggregate number or amount of Shares subject to the Option; or

(ii)	the Exercise Price payable for each Share under the Option; or

(iii)	the description of the Shares which may be acquired under the Option.

(c)                                The adjustments set out in Clause 11(b) may only be made if:

(i)	the total Exercise Price for the acquisition of the Shares under the Option must be substantially the same before and after the adjustment;

(ii)	the aggregate Market Value of the Shares under the Option must be substantially the same before and after the adjustment;

(iii)	the Exercise Price for a Share is not reduced below its nominal value; and

(iv)	following the adjustment the shares which may be acquired under the Option continue to be Shares.

12.                              ADMINISTRATION

12.1                       Incorporation of terms

The terms of Article 14.2 of the Plan shall apply to Options to the extent appropriate for Options governed by the Scheme.

12.2                       Exercise of Discretion

Where the Board or the Committee has the power to exercise its discretion in terms of the Scheme or the Plan, the discretion shall always be exercised fairly and reasonably.

12.3                       Amendment, Suspension or Termination of the Plan

The Committee may from time to time amend the Scheme and may terminate the Scheme, provided that:

(a)                               neither the termination of the Scheme, nor any amendment to it may materially adversely affect a Participant as regards an Option granted to him before the termination or amendment being made, without the consent of the Participant;

(b)                               no amendment may be made that varies the number or description of shares under a subsisting Option unless (i) the aggregate Market Value of shares under the

Option are substantially the same; and (ii) the total Exercise Price for the acquisition of the Shares under the Option are substantially the same, in both instances before and after the adjustment;

(c)                                no amendment may be made which would make the terms on which an Option is granted materially more generous or would breach the Option Limit; and

(d)                               no amendment that affects any Key Features shall have effect unless and until approved by HM Revenue & Customs.

12.4                       Conflict between the rules of the Plan and the rules of the Scheme

(a)                               The rules of the Scheme are to be construed and interpreted in so far as possible in accordance with the Plan.  If there is any conflict between the rules of the Scheme and the rules of the Plan, then in respect of Options governed by the terms of the Scheme, the terms of the Scheme shall prevail.

(b)                               For the avoidance of doubt, only Options (as defined in and meeting the specifications set out in this Scheme) can be granted under and pursuant to this Scheme.  No other rights over or in respect of Shares (other than upon exercise of an Option) can be granted under and pursuant to this Scheme.

15.                              GOVERNING LAW

This Scheme is governed by and is to be construed in accordance with English law.

* * * * *